Exhibit 10.12

ILLINOIS CASUALTY COMPANY (A MUTUAL INSURANCE COMPANY)

Rock Island, Illinois

CASUALTY CLASH EXCESS OF LOSS

REINSURANCE CONTRACT

Illinois Casualty Company 11343N16 (Eff: 1-1-16)
Casualty Clash XOL	12-4-15

TABLE OF CONTENTS

ARTICLE		PAGE

I	BUSINESS COVERED	1

II	COVERAGE	1

III	COMMENCEMENT AND EXPIRATION	2

IV	SPECIAL TERMINATION AND OTHER REMEDIES	3

V	TERRITORY	5

VI	EXCLUSIONS	5

VII	SPECIAL ACCEPTANCES	6

VIII	REINSURANCE PREMIUM	6

IX	REINSTATEMENT	7

X	DEFINITIONS	7

	Claims Made	7

	Common Cause	7

	Declaratory Judgment Expense	8

	Extended Reporting Period	8

	Extra Contractual Obligations/Loss in Excess of Policy Limits	8

	Loss Adjustment Expense	9

	Loss Occurrence	9

	Net Earned Premium	10

	Occupational Disease or Other Disease and Cumulative Trauma	10

	Policy	11

	Retroactive Date	11

	Ultimate Net Loss	11

XI	NET RETAINED LINES	11

XII	LIABILITY OF THE REINSURER	12

XIII	THIRD PARTY RIGHTS	12

XIV	NOTICE OF LOSS AND LOSS SETTLEMENTS	12

XV	OFFSET	12

XVI	CURRENCY	13

XVII	TERRORISM EXCESS RECOVERY	13

XVIII	RESERVES AND FUNDING	13

Illinois Casualty Company 11343N16 (Eff: 1-1-16)
Casualty Clash XOL	12-4-15

XIX	TAXES	16

XX	FEDERAL EXCISE TAX	16

XXI	FOREIGN ACCOUNT TAX COMPLIANCE ACT (“FATCA”)	17

XXII	ACCESS TO RECORDS	18

XXIII	CONFIDENTIALITY	19

XXIV	DELAYS, OMISSIONS, OR ERRORS	20

XXV	INSOLVENCY	20

XXVI	ARBITRATION	21

XXVII	SERVICE OF SUIT	23

XXVIII	GOVERNING LAW	24

XXIX	ENTIRE AGREEMENT	24

XXX	SALVAGE AND SUBROGATION	24

XXXI	SEVERABILITY	25

XXXII	OTHER REINSURANCE	25

XXXIII	LATE PAYMENTS	25

XXXIV	MODE OF EXECUTION	27

XXXV	INTERMEDIARY	27

Nuclear Incident Exclusion Clause - Liability - Reinsurance - U.S.A

Illinois Casualty Company 11343N16 (Eff: 1-1-16)
Casualty Clash XOL	12-4-15

CASUALTY CLASH EXCESS OF LOSS

REINSURANCE CONTRACT

(the “Contract”)

between

ILLINOIS CASUALTY COMPANY (A MUTUAL INSURANCE COMPANY)

Rock Island, Illinois

including any and/or all of the subsidiary or affiliate companies that are now or may hereafter come under the ownership, management and/or control of the Company

(the “Company”)

and

THE SUBSCRIBING REINSURER(S) EXECUTING THE

INTERESTS AND LIABILITIES AGREEMENT(S)

ATTACHED HERETO

(the “Reinsurer”)

ARTICLE I

BUSINESS COVERED

By this Contract the Reinsurer agrees to reinsure the Company’s liability under its Policies in force at the effective time and date hereof or issued or renewed at or after that time and date, and classified by the Company as Casualty, including but not limited to Liquor Liability, General Liability, Section II of Businessowners Policies, Workers’ Compensation and Employer’s Liability, and liability arising from Equipment Breakdown, Employment Benefits Liability and Umbrella business, subject to the terms, conditions, and limitations hereafter set forth.

ARTICLE II

COVERAGE

A.	The Reinsurer shall be liable for the amount of Ultimate Net Loss in excess of the Company’s retention, being $6,000,000 each Loss Occurrence, subject to a limit of liability to the Reinsurer of $5,000,000 each Loss Occurrence, but only if and to the extent that such Ultimate Net Loss exceeds the Company’s retention in the aggregate under two or more Policies.

B.	As respects the statutory portion of any Workers’ Compensation Policy, the Reinsurer’s liability shall not exceed $1,000,000 as respects any one Loss Occurrence.

C.	As respects Primary Employer’s Liability business subject hereto, the Reinsurer’s liability shall not exceed $1,000,000 as respects any one Loss Occurrence.

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D.	The Workers Compensation and Employer’s Liability business subject hereto is covered net of an inuring per occurrence Workers Compensation $9,000,000 excess of $1,000,000 contract, or so deemed.

E.	Notwithstanding the foregoing, the two or more Policy requirement above shall not apply where the Ultimate Net Loss includes settlements for Extra Contractual Obligations and/or Loss in Excess of Policy Limits which, together with loss within the terms, conditions and limits of the original Policy, exceeds the Company’s retention.

ARTICLE III

COMMENCEMENT AND EXPIRATION

A.	This Contract shall apply to all Loss Occurrences during the term extending from January 1, 2016, 12:01 a.m. standard time (as set forth in the Company’s Policies), to January 1, 2017, 12:01 a.m. standard time (as set forth in the Company’s Policies), or until such time as this Contract is terminated in accordance with the provisions of the SPECIAL TERMINATION AND OTHER REMEDIES ARTICLE.

B.	Upon expiration of this Contract, the Company shall have the option of requiring that the entire liability of the Reinsurer for Loss Occurrences subsequent to the date of expiration, except for Claims Made during an Extended Reporting Period in force at the expiration date, cease concurrently with the date of expiration of this Contract. The Company’s option to exercise the cut off expiration must be formally notified to the Reinsurer as promptly as possible following Contract expiration.

C.	Notwithstanding the above, upon expiration of this Contract, the Reinsurer shall remain liable under each Policy subject to this Contract that is in force on said expiration date in respect of all Loss Occurrences from the effective date of the Policy to the end of the runoff period. As respects each Policy ceded to this Contract, “run-off period” means the period from the expiration or termination (if applicable) of this Contract up to the first anniversary date, termination, or expiration date of such Policy, whichever occurs first. The premium for the run-off coverage shall be the rate specified in paragraph A of the REINSURANCE PREMIUM ARTICLE times the unearned subject premium for the Policies in force as of December 31, 2016. Additionally, the Reinsurer shall remain liable during any Extended Reporting Period on a Claims Made Policy that expires or is canceled during, or at the end of, the period of the Reinsurer’s liability hereunder. Claims Made dates for claims first made during said Extended Reporting Period shall be deemed to be the last in force day of the original Policy period. The Reinsurer shall receive its share of any premium applicable to said Extended Reporting Period, which shall be considered fully earned by the Reinsurer on the last in force day of the original Policy period. However, should the Company elect termination or expiration on a “run-off” basis, in the event that any Policy subject to this Contract is required by statute, regulation or by order of an insurance department to be continued in force, the Reinsurer agrees to extend reinsurance coverage hereunder with respect to such Policy until such Policy may be canceled or non-renewed by the Company.

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D.	Notwithstanding the expiration or termination of the Reinsurer’s participation hereon, the provisions of this Contract shall continue to apply to all obligations and liabilities of the parties incurred hereunder until all such obligations and liabilities are fully performed and discharged.

ARTICLE IV

SPECIAL TERMINATION AND OTHER REMEDIES

A.	The Company may terminate the share of the Reinsurer and/or exercise any other provisions provided hereunder as respects said Reinsurer at any time, either during the term or after the expiration of this Contract, upon said Reinsurer’s experiencing one or more Special Termination Event(s). A “Special Termination Event” shall be deemed to have occurred in the event of any of the following circumstances:

1.	A State Insurance Department or other legal authority orders the Reinsurer to cease writing business;

2.	The Reinsurer has voluntarily ceased assuming new and renewal reinsurance business for the lines of business covered hereunder;

3.	The Reinsurer has become insolvent or has been placed into liquidation or receivership (whether voluntary or involuntary), or there have been instituted against it proceedings for the appointment of a receiver, liquidator, rehabilitator, conservator, or trustee in bankruptcy, or other agent known by whatever name, to take possession of its assets or control of its operations;

4.	For any period not exceeding 12 months, which commences no earlier than 12 months prior to the inception of this Contract, the Reinsurer’s policyholders’ surplus (or total stamp capacity by managing agent as respects Lloyd’s of London syndicates), as reported in the financial statements of the Reinsurer, has been reduced by 20%;

5.	The Reinsurer has become merged with, acquired or controlled by any company, corporation, or individual(s) not controlling the Reinsurer’s operations previously;

6.	The Reinsurer’s A.M. Best’s Financial Strength Rating has been assigned or downgraded below “A-”;

7.	The Reinsurer’s Standard and Poor’s Financial Strength Rating has been assigned or downgraded below “A-” or, as respects Lloyd’s of London, the Standard and Poor’s Rating of the Lloyd’s Market has been assigned or downgraded below “A-”;

8.	The Reinsurer has reinsured its entire liability under this Contract without the Company’s prior written consent;

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9.	The Reinsurer has transferred its claims-paying authority under this Contract to an unaffiliated entity or in any other way has assigned its interests or delegated its obligations under this Contract to an unaffiliated entity without the Company’s prior written consent. Notwithstanding the foregoing, the transfer of claims-paying authority or administration to a third party, where the Reinsurer maintains control over claims settlement decisions, shall not constitute a transfer of its claims-paying authority for purposes of this subparagraph; or

10.	The Reinsurer has failed to comply with the funding requirements set forth in the RESERVES AND FUNDING ARTICLE.

Unless it is prohibited by law from doing so, immediately upon the Reinsurer’s knowledge of a Special Termination Event, the Reinsurer must notify the Company of such event in writing, by electronic mail, certified mail or a nationally or internationally recognized delivery service.

B.	Where a Special Termination Event has taken place and after giving the Reinsurer 15 days’ prior written notice by electronic mail, certified mail, or by a nationally or internationally recognized delivery service, the Company may invoke any one or a combination of the following:

1.	The Company may terminate or reduce the Reinsurer’s share hereunder effective as of the end of the 15-day notice period. In such event, the Company may elect that:

a.	As respects each Policy in force at the date of termination or reduction, the Reinsurer shall remain liable for all Loss Occurrences from the effective date of the Policy to the end of the run-off period, as provided in paragraph C of the COMMENCEMENT AND EXPIRATION ARTICLE. In such event, any minimum premium hereon, if applicable, shall be waived; or

b.	The entire liability of the Reinsurer for Loss Occurrences subsequent to the date of termination, except for Claims Made during an Extended Reporting Period in force at the termination date, shall cease concurrently with the date of termination. Any minimum premium, if applicable, shall be waived.

2.

The Company may require that the Reinsurer commute all present and future liabilities under this Contract in return for a full and final release of all such liabilities. If the Company and Reinsurer cannot agree on the capitalized value of the Reinsurer’s liabilities, they shall appoint an independent actuary. If the Company and Reinsurer cannot agree on an actuary, the Company and the Reinsurer shall each nominate three individuals, of whom the other shall decline two, and the final decision shall be made by drawing lots. All the actuaries selected shall be disinterested in the outcome of the commutation and shall be

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Fellows of the Casualty Actuarial Society. The decision in writing of the appointed actuary, when filed with the parties hereto, shall be final and binding on both parties. The expense of the actuary and of the actuarial calculation shall be equally divided between the two parties. Said actuarial calculation shall take place in a location chosen by the Company. This commutation option is available to the Company at any time there remain any outstanding liabilities of the Reinsurer.

C.	The Company may revoke its notice hereunder, during the aforementioned 15-day period, without prejudice to reinstitute later if it so chooses.

D.	The Company’s waiver of any rights provided in this Article is not a waiver of that right or other rights at a later date.

ARTICLE V

TERRITORY

The territorial limits of this Contract shall be identical with those of the Company’s Policies

ARTICLE VI

EXCLUSIONS

A.	This Contract does not apply to and specifically excludes the following:

1.	Liability assumed by the Company under any form of treaty reinsurance; however, group intra-company reinsurance (if applicable), local agency reinsurance accepted in the normal course of business, and/or policies written by another carrier at the Company’s request and reinsured 100% by the Company shall not be excluded hereunder.

2.	All liability of the Company arising by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any insolvency fund. “Insolvency fund” includes any guaranty fund, insolvency fund, plan, pool, association, fund, or other arrangement, howsoever denominated, established, or governed, that provides for any assessment of or payment or assumption by the Company of part or all of any claim, debt, charge, fee, or other obligation of an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee, or other obligation in whole or in part.

3.	Nuclear Incident pursuant to the “Nuclear Incident Exclusion Clause – Liability – Reinsurance – U.S.A.” attached hereto.

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4.	Loss caused directly or indirectly by war, whether or not declared, civil war, insurrection, rebellion, or revolution, or any act or condition incidental to any of the foregoing. This exclusion shall not apply to any Policy that contains a standard war exclusion.

5.	Sanctions liability.

ARTICLE VII

SPECIAL ACCEPTANCES

A.	Business that is not within the scope of this Contract may be submitted to the Reinsurer for special acceptance hereunder and such business, if accepted by the Reinsurer, shall be subject to all terms, conditions and limitations of this Contract, except as modified by the special acceptance. Should denial of a request for special acceptance not be received from the Reinsurer within four business days of the Reinsurer’s receipt of said request, the special acceptance shall be deemed automatically agreed.

B.	Any special acceptance business covered under the reinsurance contract being replaced by this Contract shall be automatically covered hereunder. Furthermore, should the Reinsurer become a party to this Contract subsequent to the acceptance of any business not normally covered hereunder, it shall automatically accept same as being part of this Contract.

ARTICLE VIII

REINSURANCE PREMIUM

A.	As premium for the reinsurance provided hereunder, the Company shall pay the Reinsurer *% of its Net Earned Premium for the term of this Contract. In the event of termination of the Reinsurer’s share pursuant to the provisions of the SPECIAL TERMINATION AND OTHER REMEDIES ARTICLE, for the purposes of this paragraph, the term of this Contact shall be deemed to be the period from its effective date to the effective date of such termination.

B.	The Company shall pay the Reinsurer a deposit premium of $* in four equal installments of $* on January 1, April 1, July 1 and October 1, 2016.

C.	Within 60 days after the expiration or termination of this Contract, and annually thereafter until all premiums subject hereto have been fully earned, the Company shall provide a report to the Reinsurer setting forth the premium due hereunder, computed in accordance with paragraph A. Any premium due the Reinsurer, less amounts previously paid as deposits or otherwise, shall accompany said report or any premium received by the Reinsurer that is in excess of the Company’s premium obligations hereunder shall be returned by the Reinsurer within 15 days of its receipt of said report.

*	Confidential information has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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ARTICLE IX

REINSTATEMENT

A.	Should all or any part of the Reinsurer’s limit of liability be exhausted as a result of a Loss Occurrence, the sum so exhausted shall be reinstated from the date the Loss Occurrence commenced.

B.	For each amount so reinstated, the Company agrees to pay an additional premium at the time of the Reinsurer’s payment of the loss calculated in accordance with the following formula:

1.	The amount of limit exhausted for the Loss Occurrence divided by $5,000,000.

2.	The reinsurance premium paid or payable for the term of this Contract.

The dollar amount resulting from the multiplication of subparagraphs 1 and 2 above shall equal the reinstatement premium. If at the time of the Reinsurer’s payment of a loss hereon, the reinsurance premium as calculated under this Contract is unknown, the calculation of the reinstatement premium shall be based upon the deposit premium subject to adjustment when the reinsurance premium is finally established.

C.	Nevertheless, the Reinsurer’s liability hereunder shall not exceed $5,000,000 in respect of any one Loss Occurrence, and shall be further limited to $10,000,000 in respect to all losses occurring during the term of this Contract.

ARTICLE X

DEFINITIONS

The terms set forth below, wherever they appear in this Contract and regardless of whether they appear in a singular or plural form, shall have the meanings given herein:

A.	Claims Made

“Claims Made,” except where otherwise defined in the Policies, shall mean those claims first reported to the Company during the Policy period and occurring on or after the Policy Retroactive Date (if any).

B.	Common Cause

“Common Cause” means an injury or injuries sustained by one or more persons or organizations as the result of the selling, serving or furnishing of any alcoholic beverage to any one person, regardless of the number of Policies or insureds involved.

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C.	Declaratory Judgment Expense

“Declaratory Judgment Expense” shall mean all expenses incurred by the Company in connection with a declaratory judgment action brought to determine the Company’s defense and/or indemnification obligations that are allocable to a specific claim subject to this Contract. Declaratory Judgment Expense shall be deemed to have been incurred on the date of the original loss giving rise to the declaratory judgment action.

D.	Extended Reporting Period

“Extended Reporting Period” or any other synonymous term used in the Policies, except as otherwise defined in the Policies, shall mean a specific time period after a Policy’s termination date and/or expiration date within which claims may be made with respect to events happening between the original Retroactive Date, if any, and the original termination date and/or expiration date of the Policy.

E.	Extra Contractual Obligations/Loss in Excess of Policy Limits

1.	Extra Contractual Obligations

“Extra Contractual Obligations” shall mean those liabilities not covered under any other provision of this Contract, including any punitive, exemplary, compensatory or consequential damages, which arise from the handling of any claim on business covered hereunder; such liabilities arising because of, but not limited to, the following: failure to settle within the Policy limit, or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement, in preparation of the defense, in the trial of any action against its insured, reinsured, its insured’s or reinsured’s assignee or a third party claimant, or in the preparation or prosecution of an appeal consequent upon such action.

2.	Loss in Excess of Policy Limits

“Loss in Excess of Policy Limits” shall mean amounts paid or damages payable by the Company in excess of the Policy limit as a result of alleged or actual negligence, fraud, or bad faith in failing to settle and/or rejecting a settlement within the Policy limit, in the preparation of the defense, in the trial of any action against its insured, reinsured, its insured’s or reinsured’s assignee or a third party claimant, or in the preparation or prosecution of an appeal consequent upon such action. Loss in Excess of Policy Limits is any amount for which the Company would have been contractually liable to pay had it not been for the limits of the reinsured Policy.

3.	Coverage for Extra Contractual Obligations loss and/or Loss in Excess of Policy Limits shall not apply when such loss has been incurred due to an adjudicated finding of fraud committed by a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with a member of the Board of Directors or a corporate officer or a partner of any other corporation or partnership.

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4.	Any Extra Contractual Obligations and/or Loss in Excess of Policy Limits shall be deemed to have occurred on the same date as the loss covered or alleged to be covered under the Policy.

5.	In no event shall coverage be provided to the extent not permitted by law.

F.	Loss Adjustment Expense

“Loss Adjustment Expense” shall mean all costs and expenses allocable to a specific claim that are incurred by the Company in the investigation, appraisal, adjustment, settlement, litigation, defense or appeal of a specific claim, including court costs and costs of supersedeas and appeal bonds, and including 1) prejudgment interest, unless included as part of the award or judgment; 2) post judgment interest; 3) legal expenses and costs incurred in connection with coverage questions and legal actions connected thereto, including Declaratory Judgment Expense; and 4) a pro rata share of salaries and expenses of Company field employees, and expenses of other Company employees who have been temporarily diverted from their normal and customary duties and assigned to the field adjustment of losses covered by this Contract. Loss Adjustment Expense does not include salaries and expenses of employees, other than 4) above, and office and other overhead expenses.

G.	Loss Occurrence

“Loss Occurrence” shall be defined as follows:

1.	As respects losses other than those losses defined in subparagraphs (2) and (3) below, “Loss Occurrence” shall mean any one disaster or casualty or accident or loss or series of disasters or casualties or accidents or losses arising out of or caused by one event.

2.	As respects Liquor Liability business, “Loss Occurrence” shall mean each disaster or casualty or a series of disasters or casualties arising out of an event and having a Common Cause.

3.	As respects losses resulting from Occupational Disease or Other Disease or Cumulative Trauma, “Loss Occurrence” shall mean:

a.	Per Event Coverage. As respects losses arising from Occupational Disease or Other Disease, regardless of the specific kind or class, suffered by employees of one or more employers, all such losses sustained by the Company from one event not exceeding 72 hours in duration shall, together with losses not classified as Occupational Disease or Other Disease, be deemed to be a single “Loss Occurrence.”

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b.	Per Employee Coverage. As respects losses arising from Occupational Disease or Other Disease or Cumulative Trauma suffered by a single employee, and not covered under subparagraph (a) above, the date that the Loss Occurrence commences shall be determined as follows:

i.	If the case is compensable under the Workers’ Compensation Law, the date of the beginning of the disability for which compensation is payable.

ii.	If the case is not compensable under the Workers’ Compensation Law, the date that disability due to said disease actually began.

iii.	If the claim is made after employment has ceased, the date of cessation of such employment.

c.	Per Employer Coverage. As respects losses arising from Occupational Disease or Other Disease or Cumulative Trauma of the same specific kind or class, suffered by multiple employees of the same employer, and not covered under subparagraphs (a) or (b) above, all such losses sustained by the Company within a Policy year shall be aggregated and considered as constituting one “Loss Occurrence” hereunder and the inception date of the Policy year in which losses occur shall be deemed to be the date of the Loss Occurrence.

4.	Any Loss Occurrence, including loss arising from both (1) and (2) above, shall be treated as one Loss Occurrence for purposes of calculating the Ultimate Net Loss hereunder and in the event the Company’s losses arising out of a single Loss Occurrence involve Policies providing different types of coverage such as an occurrence and a Claims Made Policy, all losses can be combined and submitted as a single Loss Occurrence utilizing the occurrence date of loss as determined by the Company for the purpose of reinsurance coverage.

H.	Net Earned Premium

“Net Earned Premium” shall mean gross earned premium of the Company for the business reinsured hereunder, less cancellations and return premiums, and less earned premiums ceded by the Company for other reinsurance as provided in the OTHER REINSURANCE ARTICLE.

I.	Occupational Disease or Other Disease and Cumulative Trauma

“Occupational Disease or Other Disease” and “Cumulative Trauma” shall be defined by applicable state or federal statutes, regulations or case law.

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J.	Policy

“Policy” shall mean the Company’s binders, policies, endorsements and contracts, whether written or oral, providing insurance or reinsurance on the business covered under this Contract.

K.	Retroactive Date

“Retroactive Date,” except where otherwise defined in the Policy, shall refer to the date prescribed in a Claims Made Policy as the earliest date losses can actually occur for which an insured can claim coverage.

L.	Ultimate Net Loss

“Ultimate Net Loss” shall mean the amount of any settlement, award, or judgment paid by the Company or for which the Company has become liable to pay, including 1) Loss Adjustment Expense, 2) any prejudgment interest that is included as part of an award or judgment, and 3) 90% of Loss in Excess of Policy Limits, 90% of Extra Contractual Obligations, after making deductions for all recoveries, salvages, and subrogations, which are actually recovered, and all claims on inuring reinsurance, whether collectible or not; provided, however, that in the event of the insolvency of the Company, payment by the Reinsurer shall be made in accordance with the provisions of the INSOLVENCY ARTICLE. In the event a verdict or judgment is reduced by appeal or a settlement, subsequent to the entry of the judgment, however, resulting in an ultimate saving on such verdict or judgment, or a judgment is reversed outright, the loss expense incurred in securing such final reduction or reversal will be prorated between the Reinsurers and the Company in the proportion that each benefits from such reduction or reversal. Nothing herein shall be construed to mean that losses under this Contract are not recoverable until the Company’s Ultimate Net Loss has been ascertained.

ARTICLE XI

NET RETAINED LINES

A.	This Contract applies only to that portion of any Policy that the Company retains net for its own account (prior to deduction of any underlying reinsurance) and, in calculating the amount of any loss hereunder and also in computing the amount or amounts in excess of which this Contract attaches, only loss or losses in respect of that portion of any Policy that the Company retains net for its own account shall be included.

B.	The amount of the Reinsurer’s liability hereunder in respect of any loss or losses shall not be increased by reason of the inability of the Company to collect from any other reinsurers, whether specific or general, any amounts that may have become due from such reinsurers, whether such inability arises from the insolvency of such other reinsurers or otherwise.

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ARTICLE XII

LIABILITY OF THE REINSURER

All reinsurances for which the Reinsurer shall be liable by virtue of this Contract shall be subject in all respects to the same terms, conditions, interpretations and waivers and to the same modifications, alterations, and cancellations, as the respective Policies to which such reinsurances relate, the true intent of the parties to this Contract being that the Reinsurer shall follow the fortunes of the Company.

ARTICLE XIII

THIRD PARTY RIGHTS

This Contract is solely between the Company and the Reinsurer, and in no instance shall any other party have any rights under this Contract except as expressly provided otherwise in the INSOLVENCY ARTICLE.

ARTICLE XIV

NOTICE OF LOSS AND LOSS SETTLEMENTS

A.	The Company shall advise the Reinsurer of all claims or losses that, in the opinion of the Company, may result in a claim hereunder. Furthermore, the Company shall notify the Reinsurer of all subsequent developments to any claims and losses that, in the opinion of the Company, may materially affect the position of the Reinsurer, such advices to include any loss for which the amount incurred is 50% or more of the Company’s retention, but inadvertent omission in dispatching any notices shall in no way affect the obligations of the Reinsurer under this Contract, provided the Company informs the Reinsurer of such omission promptly upon discovery.

B.	All loss settlements made by the Company that are within the terms and conditions of this Contract shall be binding upon the Reinsurer. Upon receipt of evidence of the amount paid or to be paid, the Reinsurer agrees to pay within five days of its receipt of such evidence or allow, as the case may be, its share of each such amount.

ARTICLE XV

OFFSET

The Company and the Reinsurer shall have the right to offset any balance or amounts due from one party to the other under the terms of this Contract. The party asserting the right of offset may exercise such right any time whether the balances due are on account of premiums or losses or otherwise; however, in the event of the insolvency of any party hereto, offset shall be in accordance with applicable law.

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ARTICLE XVI

CURRENCY

A.	Whenever the word “Dollars” or the “$” sign appears in this Contract, they shall be construed to mean United States Dollars and all transactions under this Contract shall be in United States Dollars.

B.	Amounts paid or received by the Company in any other currency shall be converted to United States Dollars at the rate of exchange at the date such transaction is entered on the books of the Company.

ARTICLE XVII

TERRORISM EXCESS RECOVERY

A.	Any financial assistance the Company receives under the Terrorism Risk Insurance Act of 2002, and any other replacements, extensions or amendments thereto (the “Act”) shall apply as follows:

1.	Except as provided in subparagraph 2 below, any such financial assistance shall inure solely to the benefit of the Company and shall be entirely disregarded in applying all of the provisions of this Contract.

2.	If losses occurring hereunder result in recoveries made by the Company both under this Contract and under the Act, and such recoveries, together with any other reinsurance recoveries made by the Company applicable to said losses, exceed the total amount of the Company’s insured losses, any amount in excess thereof shall reduce the Ultimate Net Loss subject to this Contract for the losses to which the Act’s financial assistance applies. These recoveries shall be returned in proportion to each Reinsurer’s paid share of the loss.

B.	Nothing herein shall be construed to mean that the losses under this Contract are not recoverable from the Reinsurer until the Company has received financial assistance under the Act.

ARTICLE XVIII

RESERVES AND FUNDING

(This Article shall not apply to a Reinsurer who has satisfied its funding obligations to a trust fund; however, in the instances where such funding requirements are reduced below 100%, then the provisions of this Article shall apply to such Reinsurers and funding shall be required for the difference between 100% of the “Reinsurer’s Obligations”, as defined in this Article, and the percentage of such Reinsurer’s Obligations funded to the respective trust fund.)

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A.	The Reinsurer shall provide funding under the terms of this Article only if the Company will be denied statutory credit for reinsurance ceded to that Reinsurer pursuant to the credit for reinsurance law or regulations of the regulatory authority having jurisdiction over the Company’s reserves.

B.	As regards Policies issued by the Company coming within the scope of this Contract, the Company agrees that, when it files with the insurance regulatory authority or sets up on its books reserves for liabilities which it is required by law to set up, it shall forward to the Reinsurer a report showing the proportion of such reserves which is applicable to the Reinsurer. The Reinsurer shall fund 100% of its portion of such reserves in respect of:

1.	Loss and loss expense paid by the Company but not recovered from the Reinsurer;

2.	Known outstanding losses that have been reported to the Reinsurer and loss expense relating thereto;

3.	Reserves for loss and loss expense incurred but not reported;

4.	Unearned premium (if applicable);

5.	Other amounts recoverable reported in Schedule F of the Company’s NAIC Statement;

as shown in the report prepared by the Company (hereinafter referred to as “Reinsurer’s Obligations”). The Reinsurer’s Obligations shall be funded by funds withheld, cash advances, escrow accounts for the benefit of the Company, Letters of Credit (“LOC”), Trust Account, or a combination thereof. The Reinsurer shall have the option of determining the method of funding, subject always to the provision that (a) the method of funding and (b) the terms and provisions of any such LOC or Trust Account and (c) the quality of assets in any Trust Account are all acceptable to the Company and also meet the requirements of each applicable insurance regulatory authority having jurisdiction over the Company’s reserves. In the event a provision of any such funding instrument jeopardizes the Company’s ability to obtain full credit for reinsurance, such provision shall be void and shall be amended to comply with applicable credit for reinsurance requirements. The Reinsurer shall provide funding and/or any adjustments thereto in time for the Company to meet the requirements of each applicable insurance regulatory authority having jurisdiction over the Company’s reserves, provided that the Company sends the report of Reinsurer’s Obligations at least 15 days prior to the date such funding is required.

C.

When funding in whole or in part by an LOC, the Reinsurer agrees to apply for and secure timely delivery to the Company of a clean, irrevocable and unconditional LOC dated on or before December 31 of the year in which the request is made (on or before the last day of the calendar quarter for any quarterly adjustment), issued by a member of the Federal Reserve System or any bank approved for use by the NAIC Securities

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Valuation Office, and containing provisions acceptable to the insurance regulatory authorities having jurisdiction over the Company’s reserves. Such LOC shall be issued for a period of not less than one year and shall include an “evergreen clause,” which automatically extends the term for at least one additional year at each expiration date unless 60 days (or such other time period as may be required by the applicable insurance regulatory authorities) prior to any expiration date the issuing bank notifies the Company by certified or registered mail that the issuing bank elects not to consider the LOC extended for any additional period. If the issuing bank of the LOC is put under negative credit watch by a major rating agency or is removed from the list of banks approved by the NAIC Securities Valuation Office, the Company may require that a replacement LOC be issued by a bank acceptable to the Company, by providing the Reinsurer with written notice requesting such replacement LOC. If the Reinsurer fails to provide acceptable replacement security within 10 business days following receipt of the Company’s notice, the Company may draw upon the existing LOC in amounts equal to the Reinsurer’s Obligations.

D.	The Reinsurer and Company agree that any funding provided by the Reinsurer pursuant to the provisions of this Contract may be drawn upon at any time, notwithstanding any other provision of this Contract, and be utilized by the Company or any successor, by operation of law, of the Company including, without limitation, any liquidator, rehabilitator, receiver or conservator of the Company for the following purposes:

1.	To reimburse the Company for the Reinsurer’s share of unearned premium on Policies reinsured hereunder on account of cancellations of such Policies;

2.	To reimburse the Company for the Reinsurer’s Obligations, the payment of which is due under the terms of this Contract and which has not been otherwise paid;

3.	To make refund of any sum which is in excess of the actual amount required to pay the Reinsurer’s Obligations under this Contract (or in excess of 102% of Reinsurer’s Obligations, if funding is provided by a Trust Account);

4.	To fund an account with the Company for the Reinsurer’s Obligations if such LOC is under notice of non-renewal or not replaced by the Reinsurer within 10 days prior to its expiration. Such cash deposit shall be held in an interest bearing account separate from the Company’s other assets, and interest thereon not in excess of the prime rate shall accrue to the benefit of the Reinsurer;

5.	To pay the Reinsurer’s share of any other amounts the Company claims are due under this Contract.

In the event the amount drawn by the Company on any funding provided by the Reinsurer is in excess of the actual amount required for subparagraph 1, 2 or 4 or, in the case of subparagraph 5, the actual amount determined to be due, the Company shall promptly return to the Reinsurer the excess amount so drawn. All of the foregoing shall be applied without diminution because of insolvency on the part of the Company or the Reinsurer.

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E.	The issuing bank shall have no responsibility whatsoever in connection with the propriety of withdrawals made by the Company or the disposition of funds withdrawn, except to ensure that withdrawals are made only upon the order of properly authorized representatives of the Company.

F.	At annual intervals, or more frequently but never more frequently than quarterly, the Company shall prepare a specific report of the Reinsurer’s Obligations, for the sole purpose of amending the LOC or other method of funding, in the following manner:

1.	If the report shows that the Reinsurer’s Obligations exceed the available balance of the funds withheld and/or cash advances and/or escrow accounts and/or LOC and/or Trust Account as of the report date, the Reinsurer shall, within 30 days after receipt of notice of such excess, make an adjustment to increase the available balance of funds withheld and/or cash advances and/or LOC and/or Trust Account by the amount of such excess.

2.	If, however, the report shows that the Reinsurer’s Obligations are less than the available balance of the funds withheld and/or cash advances and/or escrow accounts and/or LOC and/or 102% of the balance of the Trust Account if funding is provided by Trust Account, as of the report date, the Company shall, within 30 days after receipt of written request from the Reinsurer, release such excess funding by making or allowing an adjustment to the funds withheld and/or cash advances and/or escrow accounts and/or LOC and/or Trust Account.

G.	Should the Reinsurer be in breach of its obligations under this Article, notwithstanding anything to the contrary elsewhere in this Contract, the Company may seek relief in respect of said breach from any court having competent jurisdiction over the parties hereto.

ARTICLE XIX

TAXES

The Company shall pay applicable taxes (except Federal Excise Tax, if any) on premiums reported to the Reinsurer under this Contract.

ARTICLE XX

FEDERAL EXCISE TAX

A.	The Reinsurer has agreed to allow the applicable percentage of the premium payable hereon (as imposed under the Internal Revenue Code) for the purpose of paying Federal Excise Tax to the extent such premium is subject to such tax. Should the Reinsurer claim exempt status from Federal Excise Tax, it shall provide to the Company, upon its request, proof that the exempt status adequately satisfies the rules as imposed under the Internal Revenue Code and any other applicable U.S. government authority.

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B.	In the event of any return premium becoming due hereunder, the Reinsurer shall deduct the applicable percentage from the return premium payable hereon and the Company or its agent shall recover such tax from the United States Government.

C.	As respects premiums ceded to the Reinsurer under this Contract, the Reinsurer agrees to indemnify the Company for any liability, expense, interest, or penalty it may incur by reason of the Reinsurer’s breach of this Article.

ARTICLE XXI

FOREIGN ACCOUNT TAX COMPLIANCE ACT (“FATCA”)

A.	The Reinsurer hereby acknowledges the requirements of Sections 1471-1474 U.S. Internal Revenue Code of 1986, as amended, and the Treasury regulations and other guidance issued from time to time thereunder (“FATCA”) and the obligation to provide to the Company and the intermediary named in the INTERMEDIARY ARTICLE (hereinafter referred to as the “Intermediary”) a valid Internal Revenue Service (“IRS”) Form W8-BEN-E, W-9 or other documentation meeting the requirements of the FATCA regulations to establish the Reinsurer is not subject to any withholding requirement pursuant to FATCA (the “Required Documentation”).

B.	The Reinsurer shall notify the Company and Intermediary in writing (by electronic mail, certified mail or overnight mail using a nationally recognized overnight delivery service) in the event the Reinsurer is not compliant with FATCA. If the Reinsurer has not provided the Company and Intermediary with the Required Documentation thirty (30) days prior to any premium due date, or becomes non-compliant with FATCA at any later date, the Withholding Agent [as defined in U.S. Treasury Regulation Section 1.1471-1(b)(147)] shall withhold thirty percent (30%) of any premium payment to the Reinsurer under this Contract and shall promptly notify the Reinsurer of such withholding (“Withholding”). The Reinsurer hereby agrees to such Withholding.

C.	In the event the Reinsurer is subject to Withholding as set forth under FATCA, the Reinsurer continues to remain fully liable for all of its obligations under this Contract. The Withholding under paragraph B above does not constitute a breach of contract, any premium payment condition, warranty or other clause of this Contract. Reinsurer(s) subject to Withholding may not terminate, cancel, revoke or restrict this Contract, may not terminate, cancel, revoke or restrict coverage under this Contract in any manner and may not deny, refuse, restrict or delay payment of any claim under this Contract or invoke any interest, penalty or other late payment provision hereunder, based on the Withholding. The Reinsurer subject to Withholding shall be liable under this Contract as if no Withholding had been made.

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D.	Amounts deducted or withheld as Withholding are not subject to offset. Offset rights, if any, under this Contract are hereby amended in accordance with the terms of this Article.

E.	The Reinsurer shall indemnify the Company and its agents for any and all liability, expense, interest or penalty the Company and its agents incur, based upon, arising from or in connection with (i) any inaccurate or invalid Required Documentation; or (ii) any violation by the Reinsurer of FATCA. Such indemnity shall survive the expiration or termination of this Contract.

ARTICLE XXII

ACCESS TO RECORDS

A.	The Reinsurer or its designated representative(s) approved by the Company, upon providing reasonable advance notice to the Company, shall have access at the offices of the Company or at a location to be mutually agreed, at a time to be mutually agreed, to inspect the Company’s underwriting, accounting, or claim files pertaining to the subject matter of this Contract. The Company shall determine the manner in which files shall be accessed by the Reinsurer. The Reinsurer may, at its own expense, reasonably request copies of such files and agrees to pay the Company’s reasonable costs (including staff expense and other overhead costs) incurred in procuring such copies.

B.	The Reinsurer or its designated representative(s) shall not have access to Protected Records related to a claim ceded to this Contract; however, the Reinsurer shall be permitted to have access to those Protected Records described in subparagraph F.2 of this Article after the Company’s final settlement or final adjudication of such underlying claim. If Protected Records are withheld, the Company shall advise the Reinsurer accordingly and the Company shall take reasonable steps to provide the Reinsurer with sufficient information to determine its liability hereunder. Further, the Reinsurer or its designated representative(s) shall not have access to any communications with any other reinsurer supporting the Company in respect of business subject to this Contract and shall not have access to Protected Records relating to any dispute between the Company and the Reinsurer.

C.	If any undisputed amounts are overdue from the Reinsurer to the Company, the Reinsurer shall have access to such records only upon payment of all such overdue amounts.

D.	Upon completion of the audit, the Reinsurer and its representative(s) shall consult with the Company promptly and in good faith, no later than 30 days after the completion of the audit unless otherwise agreed, with respect to any and all questions or issues raised by the audit. If, as a result of the Reinsurer’s inspection of the Company’s files, any claim is denied, contested, or disputed, the Reinsurer shall promptly provide the Company with a summary of any reports or analysis completed by the Reinsurer’s personnel or by any third party on behalf of the Reinsurer outlining the findings of the inspection and identifying the reasons for contesting or disputing the subject claim.

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E.	Nothing in this Article requires the Company to maintain or to make available any document for longer than the period required by the Company’s document retention policies and procedures or the period required by applicable statute or regulation, whichever is greater.

F.	“Protected Records” are defined as communications, files, records, documents, or books:

1.	Deemed by the Company to concern Trade Secrets of the Company (Trade Secrets shall have the meaning provided in Section 1839 of the United States Economic Espionage Act of 1996); or

2.	Deemed by the Company to be subject to attorney-client privilege or work product rule protection; or

3.	Concerning individual private information that as a matter of law cannot be disclosed by the Company.

ARTICLE XXIII

CONFIDENTIALITY

A.	The Reinsurer hereby acknowledges that the documents, information, and data provided to the Reinsurer by the Company, whether directly or through an authorized agent, in connection with the placement and execution of this Contract, inspection pursuant to the ACCESS TO RECORDS ARTICLE, or any other information relating to this Contract, (“Confidential Information”) are proprietary and confidential to the Company.

B.	Absent the written consent of the Company, the Reinsurer shall not disclose any Confidential Information to any third parties, including any affiliated companies, except when:

1.	The disclosure is to an authorized agent of the Reinsurer performing underwriting, claim handling, pricing, placement, and/or evaluation services for the Reinsurer; or

2.	The Confidential Information is publicly known or has become publicly known through no unauthorized act of the Reinsurer; or

3.	Required by retrocessionaires subject to the business ceded to this Contract; or

4.	Required by regulators performing an audit of the Reinsurer’s records and/or financial condition; or

5.	Required by auditors performing an audit of the Reinsurer’s records in the normal course of business; or

6.	Required by legal counsel.

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C.	Further, the Reinsurer agrees not to use any Confidential Information for any purpose not permitted by this Contract or not related to the performance of their obligations or enforcement of their rights under this Contract.

D.	Notwithstanding the above, in the event that the Reinsurer is required by court order, other legal process, or any regulatory authority to release or disclose any Confidential Information, the Reinsurer agrees to provide the Company written notice of same prior to such release or disclosure and to use its reasonable best efforts to assist the Company in maintaining the confidentiality provided for in this Article.

E.	The provisions of this Article shall extend to the officers, directors, and employees of the Reinsurer and its affiliates, who have received Confidential Information in accordance with this Contract, and shall be binding upon their successors and assigns.

ARTICLE XXIV

DELAYS, OMISSIONS, OR ERRORS

Any inadvertent delay, omission or error shall not be held to relieve either party hereto from any liability that would attach to it hereunder if such delay, omission or error had not been made, provided any omission or error is rectified upon discovery.

ARTICLE XXV

INSOLVENCY

A.	In the event of the insolvency of the Company, this reinsurance shall be payable directly to the Company or to its liquidator, receiver, conservator, or statutory successor, with reasonable provision for verification, on the basis of the liability of the Company without diminution because of the insolvency of the Company or because the liquidator, receiver, conservator, or statutory successor of the Company has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator, or statutory successor of the Company shall give written notice to the Reinsurer of the pendency of a claim against the Company, indicating the Policy reinsured which claim would involve a possible liability on the part of the Reinsurer, within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that it may deem available to the Company or its liquidator, receiver, conservator, or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the Court, against the Company as part of the expense of conservation or liquidation to the extent of a proportionate share of the benefit that may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

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B.	Where two or more Reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Contract as though such expense had been incurred by the Company.

C.	It is further agreed that, in the event of the insolvency of the Company, the reinsurance under this Contract shall be payable directly by the Reinsurer to the Company or its liquidator, receiver, conservator, or statutory successor, except 1) where this Contract specifically provides another payee of such reinsurance in the event of the insolvency of the Company or 2) where the Reinsurer with the consent of the direct insured or insureds has assumed such Policy obligations of the Company as direct obligations of the Reinsurer to the payee under such Policies and in substitution for the obligations of the Company to such payees.

D.	In the event of the insolvency of any company or companies listed in the designation of “Company” under this Contract, this Article shall apply only to the insolvent company or companies.

E.	In the event of the insolvency of any company or companies covered hereunder, the laws of the applicable domiciliary state(s) shall apply. In the event of a conflict between any provision of this Article and the laws of the domiciliary state of any company or companies covered hereunder, that domiciliary state’s laws shall prevail.

ARTICLE XXVI

ARBITRATION

A.	As a condition precedent to any right of action hereunder, any irreconcilable dispute arising out of the interpretation, performance, or breach of this Contract, including the formation or validity thereof, whether arising before or after the expiry or termination of the Contract, shall be submitted for decision to a panel of three arbitrators. Notice requesting arbitration shall be in writing and sent by certified mail, return receipt requested, or such reputable courier service as is capable of returning proof of receipt of such notice by the recipient to the party demanding arbitration.

B.	One arbitrator shall be appointed by each party. If the responding party fails to appoint its arbitrator within 30 days after its receipt of the claimant party’s notice requesting arbitration, the claimant party, after 10 days’ notice by certified mail or reputable courier as provided above of its intention to do so, may appoint the second arbitrator.

C.

The two arbitrators shall, before instituting the hearing, appoint an impartial third arbitrator who shall preside at the hearing. Should the two arbitrators fail to choose the third arbitrator within 30 days of the appointment of the second arbitrator, the parties shall appoint the third arbitrator pursuant to the AIDA Reinsurance and Insurance Arbitration Society – U.S. (ARIAS) Umpire Selection Procedure. All arbitrators shall be disinterested active or former senior executives of insurance or reinsurance companies or

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Underwriters at Lloyd’s, London. In the event of the resignation or death of any arbitrator, a replacement shall be appointed in the same manner as the resigning or deceased arbitrator was appointed and the newly constituted panel shall take all necessary and/or reasonable measures to continue the arbitration proceedings without additional delay.

D.	Within 30 days after notice of appointment of all arbitrators, the panel shall meet and determine timely periods for briefs, discovery procedures and schedules for hearings. The panel shall be relieved of all judicial formality and shall not be bound by the strict rules of procedure and evidence. Unless the panel agrees otherwise, arbitration shall take place in Rock Island, Illinois, but the venue may be changed when deemed by the panel to be in the best interest of the arbitration proceeding. Insofar as the arbitration panel looks to substantive law, it shall consider the law of the State of Illinois. The decision of any two arbitrators when rendered in writing shall be final and binding. The panel is empowered to grant interim relief as it may deem appropriate.

E.	The panel shall make its decision as promptly as possible following the termination of the hearings, considering the terms and conditions expressed in this Contract and the custom and practice of the applicable insurance and reinsurance business. Judgment upon the award may be entered in any court having jurisdiction thereof.

F.	Arbitration proceedings are subject to consolidation as follows:

1.	Single contract, multiple reinsurers, common issue: If more than one Reinsurer is involved in arbitration where there are common questions of law or fact and a possibility of conflicting awards or inconsistent results, all such Reinsurers, at the Company’s request, shall be joined in a single arbitration proceeding and shall constitute and act as one party for purposes of this Article and communications shall be made by the Company to each of the Reinsurers constituting the one party; provided, however, that nothing therein shall impair the rights of such Reinsurers to assert several, rather than joint defenses or claims, nor be construed as changing the liability of the Reinsurers under the terms of this Contract from several to joint.

2.	Single reinsurer, multiple contracts, common issue: If any Reinsurer to this Contract has subscribed to other reinsurance contracts with the Company, under which a dispute has arisen where there are common questions of law or fact with the dispute being arbitrated under this Contract and a possibility of conflicting awards or inconsistent results, the Reinsurer, at the Company’s request, shall arbitrate all such reinsurance disputes involving the same loss or common questions of law or fact in one consolidated proceeding, subject to the provisions of this Article.

3.	Single reinsurer, multiple contracts: If any Reinsurer to this Contract has subscribed to other reinsurance contracts with the Company and various disputes have arisen under such contracts, regardless of whether or not there are common questions of law or fact, if mutually agreed to by the parties hereto, the parties shall arbitrate all reinsurance disputes in one consolidated proceeding, subject to the provisions of this Article.

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The agreement to consolidate disputes under this Contract and one or more other reinsurance contracts will supersede all other reinsurance contracts entered into between the Company and the Reinsurer, regardless of whether any other reinsurance contract may require or address consolidation.

G.	Each party shall bear the expense of the arbitrator selected by or for it and shall jointly and equally bear with the other party the cost of the third arbitrator. The remaining costs of the arbitration shall be allocated by the panel. The panel may, at its discretion, award such further costs and expenses as it considers appropriate, including but not limited to attorney’s fees, to the extent permitted by law.

ARTICLE XXVII

SERVICE OF SUIT

(This Article is applicable if the Reinsurer is not domiciled in the United States of America and/or is not authorized in any State, Territory, or District of the United States where authorization is required by insurance regulatory authorities. This Article is not intended to conflict with or override the obligation of the parties to arbitrate their disputes in accordance with the ARBITRATION ARTICLE.)

A.	In the event of the failure of the Reinsurer to perform its obligations under this Contract, the Reinsurer, at the request of the Company, shall submit to the jurisdiction of a court of competent jurisdiction within the United States. Nothing in this Article constitutes or should be understood to constitute a waiver of the Reinsurer’s rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States. The Reinsurer, once the appropriate court is selected, whether such court is the one originally chosen by the Company and accepted by the Reinsurer or is determined by removal, transfer, or otherwise, as provided for above, shall comply with all requirements necessary to give said court jurisdiction and, in any suit instituted against it upon this Contract, and shall abide by the final decision of such court or of any appellate court in the event of an appeal. The validity and/or enforceability of any arbitration award or judgment obtained in the United States shall not be contested by the Reinsurer in any jurisdiction outside of the United States.

B.	Service of process in such suit may be made upon the law firm of Mendes and Mount, 750 Seventh Avenue, New York, NY 10019, or another party specifically designated by the Reinsurer in its Interests and Liabilities Agreement attached hereto.

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C.	Further, pursuant to any statute of any state, territory or district of the United States that makes provision therefor, the Reinsurer hereby designates the Superintendent, Commissioner or Director of Insurance, or other officer specified for that purpose in the statute, or his/her successor or successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceedings instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Contract, and hereby designates the above-named as the person to whom the said officer is authorized to mail such process or a true copy thereof.

D.	The individual named in Paragraph C shall be deemed the Reinsurer’s agent for the service of process:

1.	where the address designated in, or pursuant to paragraph B is invalid; or

2.	to the extent necessary to bring this Contract into conformity with the applicable law of a state with jurisdiction over the Company.

ARTICLE XXVIII

GOVERNING LAW

This Contract shall be governed as to performance, administration and interpretation by the laws of the State of Illinois, exclusive of that state’s rules with respect to conflicts of law.

ARTICLE XXIX

ENTIRE AGREEMENT

This Contract shall constitute the entire agreement between the parties with respect to the business being reinsured hereunder and no understandings exist between the parties other than those expressed in this Contract. Any change or modification to this Contract shall be null and void unless made by amendment to this Contract and signed by both parties. This Article shall not be construed as limiting in any way the admissibility, in the context of an arbitration or any other legal proceeding, of evidence regarding the formation, interpretation, purpose or intent of this Contract.

ARTICLE XXX

SALVAGE AND SUBROGATION

A.	The Company, at its sole discretion, may enforce its right to salvage and/or subrogation and may prosecute all claims arising out of such right.

B.

Amounts recovered from salvage and/or subrogation shall be used to reimburse the Company’s excess reinsurers, including the Reinsurer hereon (and the Company, should it carry a portion of excess coverage net) in the reverse order of their participation in the

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loss before being used in any way to reimburse the Company for its primary loss. The expense incurred by the Company in pursuing any such recovery shall be borne by each party in proportion to its benefit (if any) from the recovery. If the recovery expense exceeds the amount recovered, the amount recovered (if any) shall be applied to the reimbursement of recovery expense incurred by the Company and the remaining expense shall be included in Ultimate Net Loss.

ARTICLE XXXI

SEVERABILITY

If any provision of this Contract shall be rendered illegal or unenforceable by the laws, regulations, or public policy of any state, such provision shall be considered void in such state, but this shall not affect the validity or enforceability of any other provision of this Contract or the enforceability of such provision in any other jurisdiction.

ARTICLE XXXII

OTHER REINSURANCE

The Company is permitted to have other treaty reinsurance. The premium for any such reinsurance that inures to the benefit of this Contract shall not be included within the subject premium hereunder. Additionally, the Company may purchase facultative reinsurance on any subject risk it deems advisable, and the premium for that portion of the Company’s Policy reinsured elsewhere shall not be included within the subject premium hereunder.

ARTICLE XXXIII

LATE PAYMENTS

(The provisions of this Article shall not be implemented unless specifically invoked by the Company in writing.)

A.	In the event that any amount due the Company is not received by the intermediary named in the INTERMEDIARY ARTICLE (hereinafter referred to as the “Intermediary”) by the payment due date, the Company may, by notifying the Intermediary in writing, require the Reinsurer to pay, and the Reinsurer agrees to pay, an interest penalty on the amount past due calculated for each such payment on the last business day of each month as follows:

1.	The number of full days which have expired since the due date or the last monthly calculation, whichever the lesser; times

2.	1/365ths of a rate equal to the U.S. Prime Rate as published in The Wall Street Journal on the first business day following the date a remittance becomes due plus 300 basis points; times

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3.	The amount past due, including accrued interest.

It is agreed that interest shall accumulate until payment of the original amount due plus interest penalties has been received by the Intermediary.

B.	The establishment of the payment due date shall, for purposes of this Article, be as follows:

1.	As respects the payment of routine deposits and premiums due the Reinsurer, the due date shall be as provided for in the applicable Article of this Contract. In the event a due date is not specifically stated for a given payment, it shall be deemed due 14 days after the date of transmittal by the Intermediary of the initial billing for each such payment.

2.	Any claim or loss payment due the Company hereunder shall be deemed due 14 days after the proof of loss or demand for payment is transmitted to the Reinsurer by the Intermediary. If such loss or claim payment is not received within the 14 days, interest will accrue on the payment or amount overdue in accordance with paragraph A above, from the date the proof of loss or demand for payment was transmitted to the Reinsurer.

3.	As respects any payment, adjustment or return due the Company not otherwise provided for in subparagraphs 1 and 2 above, the due date shall be as provided for in the applicable Article of this Contract. In the event a due date is not specifically stated for a given payment, it shall be deemed due 14 days following transmittal by the Intermediary of written notification that the provisions of this Article have been invoked.

For purposes of interest calculations only, amounts due hereunder shall be deemed paid upon receipt by the Intermediary.

C.	The validity of any claim or payment may be contested under the provisions of this Contract. If the Reinsurer prevails in an arbitration, or any other proceeding, there shall be no interest penalty due. Otherwise, any interest shall be calculated and due as outlined above. Furthermore, if the Reinsurer pays any claim hereunder that it is contesting and prevails in such action, the Company shall return such payment plus pay interest on same, at a rate calculated as per the provisions of paragraph A, above; however, such calculation is to begin from the actual date of remittance of funds from the Reinsurer through the date the funds are returned.

D.	If the interest rate provided under this Article exceeds the maximum interest rate allowed by applicable law, such interest rate shall be modified to the highest rate permitted by the applicable law.

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ARTICLE XXXIV

MODE OF EXECUTION

This Contract may be executed either by an original written ink signature of paper documents, by an exchange of facsimile copies showing the original written ink signature of paper documents, or by electronic signature by either party employing appropriate software technology as to satisfy the parties at the time of execution that the version of the document agreed to by each party shall always be capable of authentication and satisfy the same rules of evidence as written signatures. The use of any one or a combination of these methods of execution shall constitute a legally binding and valid signing of this Contract. This Contract may be executed in one or more counterparts, each of which, when duly executed, shall be deemed an original.

ARTICLE XXXV

INTERMEDIARY

Willis Re Inc. is hereby recognized as the intermediary negotiating this Contract and through whom all communications relating thereto shall be transmitted to the Company or the Reinsurer. Payments by the Company to Willis Re Inc. shall be deemed to constitute payment to the Reinsurer and payments by the Reinsurer to Willis Re Inc. shall be deemed to constitute payment to the Company only to the extent that such payments are actually received by the Company.

IN WITNESS WHEREOF, the Company by its duly authorized representative has executed this Contract as of the date specified below:

Signed this day of , 20 .
ILLINOIS CASUALTY COMPANY (A MUTUAL INSURANCE COMPANY)
/s/ Arron K. Sutherland By

Arron K. Sutherland
Printed Name

President/CEO
Title

Illinois Casualty Company 11343N16 (Eff: 1-1-16)
Casualty Clash XOL	Page 27	12-4-15

NUCLEAR INCIDENT EXCLUSION CLAUSE - LIABILITY - REINSURANCE - U.S.A.

(1) This reinsurance does not cover any loss or liability accruing to the Reassured as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

(2) Without in any way restricting the operation of paragraph (1) of this Clause it is understood and agreed that for all purposes of this reinsurance all the original policies of the Reassured (new, renewal and replacement) of the classes specified in Clause II of this paragraph (2) from the time specified in Clause III in this paragraph (2) shall be deemed to include the following provision (specified as the Limited Exclusion Provision):

Limited Exclusion Provision.*

I.	It is agreed that the policy does not apply under any liability coverage,

to	(injury, sickness, disease, death or destruction,

(bodily injury or property damage

with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability.

II.	Family Automobile Policies (liability only), Special Automobile Policies (private passenger automobiles, liability only), Farmers Comprehensive Personal Liability Policies (liability only), Comprehensive Personal Liability Policies (liability only) or policies of a similar nature; and the liability portion of combination forms related to the four classes of policies stated above, such as the Comprehensive Dwelling Policy and the applicable types of Homeowners Policies.

III.	The inception dates and thereafter of all original policies as described in II above, whether new, renewal or replacement, being policies which either

(a) become effective on or after 1st May, 1960, or

(b) become effective before that date and contain the Limited Exclusion Provision set out above; provided this paragraph (2) shall not be applicable to Family Automobile Policies, Special Automobile Policies, or policies or combination policies of a similar nature, issued by the Reassured on New York risks, until 90 days following approval of the Limited Exclusion Provision by the Governmental Authority having jurisdiction thereof.

(3) Except for those classes of policies specified in Clause II of paragraph (2) and without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that for all purposes of this reinsurance the original liability policies of the Reassured (new, renewal and replacement) affording the following coverages:

Owners, Landlords and Tenants Liability, Contractual Liability, Elevator Liability, Owners or Contractors (including railroad) Protective Liability, Manufacturers and Contractors Liability, Product Liability, Professional and Malpractice Liability, Storekeepers Liability, Garage Liability, Automobile Liability (including Massachusetts Motor Vehicle or Garage Liability)

shall be deemed to include, with respect to such coverages, from the time specified in Clause V of this paragraph (3), the following provision (specified as the Broad Exclusion Provision):

Broad Exclusion Provision.*

It is agreed that the policy does not apply:

I.	Under any Liability Coverage, to (injury, sickness, disease, death or destruction

(bodily injury or property damage

(a) with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability; or

(b) resulting from the hazardous properties of nuclear material and with respect to which (1) any person or organization is required to maintain financial protection pursuant to the Atomic Energy Act of 1954, or any law amendatory thereof, or (2) the insured is, or had this policy not been issued would be, entitled to indemnity from the United States of America, or any agency thereof, under any agreement entered into by the United States of America, or any agency thereof, with any person or organization.

II.	Under any Medical Payments Coverage, or under any Supplementary Payments Provision

Relating to (immediate medical or surgical relief,

(first aid,

to expenses incurred with respect

to (bodily injury, sickness, disease or death

        (bodily injury

resulting from the hazardous properties of nuclear material and arising out of the operation of a nuclear facility by any person or organization.

III.	Under any Liability Coverage to (injury, sickness, disease, death or destruction

(bodily injury or property damage

resulting from the hazardous properties of nuclear material, if

(a) the nuclear material (1) is at any nuclear facility owned by, or operated by or on behalf of, an insured or (2) has been discharged or dispersed therefrom;

(b) the nuclear material is contained in spent fuel or waste at any time possessed, handled, used, processed, stored, transported or disposed of by or on behalf of an insured; or

Illinois Casualty Company 11343N16 (Eff: 1-1-16)
Casualty Clash XOL	Page 1	12-4-15

(c) the (injury, sickness, disease, death or destruction

(bodily injury or property damages

arises out of the furnishing by an insured of services, materials, parts or equipment in connection with the planning, construction, maintenance, operation or use of any nuclear facility, but if such facility is located within the United States of America, its territories, or possessions or Canada, this exclusion (c) applies only to

(injury to or destruction of property at such nuclear facility

(property damage to such nuclear facility and any property thereat.

IV.	As used in this endorsement:

“Hazardous properties” include radioactive, toxic or explosive properties; “nuclear material” means source material, special nuclear material or byproduct material; “source material,” “special nuclear material,” and “byproduct material” have the meanings given them in the Atomic Energy Act of 1954 or in any law amendatory thereof; “spent fuel” means any fuel element or fuel component, solid or liquid, which has been used or exposed to radiation in a nuclear reactor; “waste” means any waste material (1) containing byproduct material and (2) resulting from the operation by any person or organization of any nuclear facility included within the definition of nuclear facility under paragraph (a) or (b) thereof; “nuclear facility” means

(a) any nuclear reactor,

(b) any equipment or device designed or used for (1) separating the isotopes of uranium or plutonium, (2) processing or utilizing spent fuel, or (3) handling, processing or packaging waste,

(c) any equipment or device used for the processing, fabricating or alloying of special nuclear material if at any time the total amount of such material in the custody of the insured at the premises where such equipment or device is located consists of or contains more than 25 grams of plutonium or uranium 233 or any combination thereof, or more than 250 grams of uranium 235,

(d) any structure, basin, excavation, premises or place prepared or used for the storage or disposal of waste, and includes the site on which any of the foregoing is located, all operations conducted on such site and all premises used for such operations; “nuclear reactor” means any apparatus designed or used to sustain nuclear fission in a self-supporting chain reaction or to contain a critical mass of fissionable material;

(With respect to injury to or destruction of property, the word “injury” or “destruction”

(“property damage” includes all forms of radioactive contamination of property

(includes all forms of radioactive contamination of property.

V.	The inception dates and thereafter of all original policies affording coverages specified in this paragraph (3), whether new, renewal or replacement, being policies which become effective on or after 1st May, 1960, provided this paragraph (3) shall not be applicable to

(i) Garage and Automobile Policies issued by the Reassured on New York risks, or

(ii) statutory liability insurance required under Chapter 90, General Laws of Massachusetts,

until 90 days following approval of the Broad Exclusion Provision by the Governmental Authority having jurisdiction thereof.

(4) Without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that paragraphs (2) and (3) above are not applicable to original liability policies of the Reassured in Canada and that with respect to such policies this Clause shall be deemed to include the Nuclear Energy Liability Exclusion Provisions adopted by the Canadian Underwriters’ Association of the Independent Insurance Conference of Canada.

*	NOTE: The words printed in italics in the Limited Exclusion Provision and in the Broad Exclusion Provision shall apply only in relation to original liability policies which include a Limited Exclusion Provision or a Broad Exclusion Provision containing those words.

21/9/67

N.M.A. 1590

BRMA 35A

Illinois Casualty Company 11343N16 (Eff: 1-1-16)
Casualty Clash XOL	Page 2	12-4-15

INTERESTS AND LIABILITIES AGREEMENT

(the “Agreement”)

of

ASPEN INSURANCE UK LIMITED

the “Subscribing Reinsurer”)

with respect to the

CASUALTY CLASH EXCESS OF LOSS

REINSURANCE CONTRACT

(the “Contract”)

issued to

ILLINOIS CASUALTY COMPANY (A MUTUAL INSURANCE COMPANY)

Rock Island, Illinois

(the “Company”)

The Subscribing Reinsurer shall have a 17.50% share in the interests and liabilities of the “Reinsurer” as set forth in the Contract attached hereto and executed by the Company.

This Agreement shall commence at 12:01 a.m., Standard Time, January 1, 2016, and shall continue in force until 12:01 a.m., Standard Time, January 1, 2017, unless earlier terminated in accordance with the attached Contract.

The share of the Subscribing Reinsurer in the interests and liabilities of the “Reinsurer” shall be several and not joint with the share of any other subscribing reinsurer. In no event shall the Subscribing Reinsurer participate in the interests and liabilities of the other subscribing reinsurers.

IN WITNESS WHEREOF, the Subscribing Reinsurer by its duly authorized representative has executed this Agreement as of the date specified below:

Signed this day of , 20 .

ASPEN RE AMERICA, INC.
on behalf of
ASPEN INSURANCE It LIMITED

By /s/ Thomas J. Luning
Printed Name Thomas J. Luning
Title Head of U.S. Regional

Illinois Casualty Company 11343N16 (Eff: 1-1-16)
Casualty Clash XOL	12-4-15

MRC Format Exempt – Client Requirement

WILLIS RE INC	B1357WRI

Contract Number:	11343N16

UMR:	B135711343N16

Reinsured:	Illinois Casualty Company (A Mutual Insurance Company)

Type of Agreement:	Casualty Clash Excess of Loss

Period:	January 1, 2016 – January 1, 2017

UMR Reinsured	:B135711343N16 :Illinois Casualty Company (A Mutual Insurance Company)
Type	:Casualty Clash Excess of Loss

SECURITY DETAILS

REINSURERS LIABILITY:

Reinsurers Liability Clause LMA3333

Reinsurer’s liability several not joint.

The liability of a Reinsurer under this contract is several and not joint with other Reinsurers party to this contract. A Reinsurer is liable only for the proportion of liability it has underwritten. A Reinsurer is not jointly liable for the proportion of liability underwritten by any other Reinsurer. Nor is a Reinsurer otherwise responsible for any liability of any other Reinsurer that may underwrite this contract.

The proportion of liability under this contract underwritten by a Reinsurer (or, in the case of a Lloyd’s syndicate, the total of the proportions underwritten by all the members of the syndicate taken together) is shown next to its stamp. This is subject always to the provision concerning “signing” below.

In the case of a Lloyd’s syndicate, each member of the syndicate (rather than the syndicate itself) is a Reinsurer. Each member has underwritten a proportion of the total shown for the syndicate (that total itself being the total of the proportions underwritten by all the members of the syndicate taken together). The liability of each member of the syndicate is several and not joint with other members. A member is liable only for that member’s proportion. A member is not jointly liable for any other member’s proportion. Nor is any member otherwise responsible for any liability of any other Reinsurer that may underwrite this contract. The business address of each member is Lloyd’s, One Lime Street, London EC3M 7HA. The identity of each member of a Lloyd’s syndicate and their respective proportion may be obtained by writing to Market Services, Lloyd’s, at the above address.

Proportion of liability

Unless there is “signing” (see below), the proportion of liability under this contract underwritten by each Reinsurer (or, in the case of a Lloyd’s syndicate, the total of the proportions underwritten by all the members of the syndicate taken together) is shown next to its stamp and is referred to as its “written line”.

Where this contract permits, written lines, or certain written lines, may be adjusted (“signed”). In that case a schedule is to be appended to this contract to show the definitive proportion of liability under this contract underwritten by each Reinsurer (or, in the case of a Lloyd’s syndicate, the total of the proportions underwritten by all the members of the syndicate taken together). A definitive proportion (or, in the case of a Lloyd’s syndicate, the total of the proportions underwritten by all the members of a Lloyd’s syndicate taken together) is referred to as a “signed line”.

UMR Reinsured	:B135711343N16 :Illinois Casualty Company (A Mutual Insurance Company)
Type	:Casualty Clash Excess of Loss

SECURITY DETAILS

The signed lines shown in the schedule will prevail over the written lines unless a proven error in calculation has occurred.

Although reference is made at various points in this clause to “this contract” in the singular, where the circumstances so require this should be read as a reference to contracts in the plural.

ORDER HEREON:	82.5%

BASIS OF WRITTEN LINES:	Percentage of Whole

SIGNING PROVISIONS:

In the event that the placement of this Reinsurance is not completed by the commencement date of the period of Reinsurance then all lines written by that date, at the Reinsured’s option, may be signed in full. If such written lines hereon exceed 100% of the order, all lines written will be signed down in equal proportions so that the aggregate signed lines are equal to 100% of the order.

Whether before or after inception of the period of Reinsurance, the Reinsured may elect for the disproportionate signing of Reinsurer’s lines without further specific agreement of Reinsurers.

LINE CONDITIONS:	None unless specified individually by Reinsurers hereon under their written participations.

UMR Reinsured	:B135711343N16 :Illinois Casualty Company (A Mutual Insurance Company)
Type	:Casualty Clash Excess of Loss

CONTRACT ADMINISTRATION AND ADVISORY SECTIONS

SUBSCRIPTION AGREEMENT

SUBSCRIPTION AGREEMENT BETWEEN THE BROKER AND THE INSURERS / REINSURERS WHICH WILL NOT FORM PART OF THIS AGREEMENT FOR CONTRACTUAL DOCUMENTATION PURPOSES

SLIP LEADER:	FDY 435 /s/ LB - 11/12/15

BASIS OF AGREEMENT TO CONTRACT CHANGES:

Reinsurers hereon authorise the Slip Leader to be the sole judge in determining whether any future alterations to this Reinsurance Agreement should be agreed by the Slip Leader only and copied to other Reinsurers, or agreed by all Reinsurers other than risks accepted pursuant to Special Acceptance Provision (if any).

Subject to the foregoing:

A.     In respect of each Reinsurer which at any time has the ability to send and receive ACORD messages:

i.       Any contract change will be submitted by Willis Re Inc for agreement via an ‘ACORD message’;

ii.      any contract change which requires notification will be notified by Willis Re Inc via an ‘ACORD message’;

iii.    It is understood and agreed that whilst any contract change may be negotiated and agreed in any legally effective manner (and will be binding at that stage), such agreement of any contract change will be confirmed by each such Reinsurer via an appropriate `ACORD message’. For the avoidance of any doubt, no further duty of disclosure arises in relation to any such confirmation.

B. In respect of each Reinsurer who does not have the ability to send and receive ACORD messages:

i.       It is understood and agreed that whilst any contract change may be negotiated and agreed in any legally effective manner (and will be binding at that stage), any such contract change will be submitted/notified by Willis Re Inc electronically via email or other electronic means;

ii.      Such binding agreement of any contract change will be confirmed by each such Reinsurer via email or other electronic means. For the avoidance of any doubt, no further duty of disclosure arises in relation to any such confirmation.

UMR Reinsured	:B135711343N16 :Illinois Casualty Company (A Mutual Insurance Company)
Type	:Casualty Clash Excess of Loss

CONTRACT ADMINISTRATION AND ADVISORY SECTIONS

SUBSCRIPTION AGREEMENT

BASIS OF CLAIMS AGREEMENT:

Claims review, as required by Slip Leader for the benefit of and at the cost to current Reinsurers hereon. Settlement of fees will be by the parties authorising the claims review. In the event of cancellation of the Treaty, fees to be borne by final contract year.

Lloyd’s Reinsurers:

Claims to be managed in accordance with The Lloyd’s Claims Scheme (Combined), or as amended or any successor thereto

IUA Company Reinsurers:

Claims to be managed in accordance with IUA (or successor organisations) Claims Agreement practices.

Lloyd’s Reinsurers / IUA Company Reinsurers:

In respect of any Bureau claims settlements hereunder, Reinsurers who made their acceptance under the Bureau schemes agree to claims on a projected payment basis on the agreement of the respective Bureau Leading Reinsurer only. Any further payments under this provision shall be agreed by the respective Bureau Leading Underwriter only. This will be binding on all following Lloyds and IUA Reinsurers and Xchanging Ins-sure Services (XIS) (or successor organisations).

Non-Bureaux Reinsurers:

All claims shall be agreed by each Reinsurer according to their own practices.

Reinsurers agree to arrange simultaneous settlement by money transfer to broker account three days before date Reinsured specifies they will settle, given seven days advance notice of same.

UMR Reinsured	:B135711343N16 :Illinois Casualty Company (A Mutual Insurance Company)
Type	:Casualty Clash Excess of Loss

CONTRACT ADMINISTRATION AND ADVISORY SECTIONS

SUBSCRIPTION AGREEMENT

CLAIMS AGREEMENT PARTIES:

Lloyd’s Reinsurers:

The Leading Lloyd’s syndicate and, where required by the applicable Claims Scheme, the second Lloyd’s syndicate and/or the Scheme Service Provider.

Lloyd’s Leader: FDY 435 /s/ LB - 11/12/15

The second Lloyd’s syndicate is: BRIT-2987

IUA Company Reinsurers:

Those companies acting in accordance with the IUA (or successor organisations) claims agreement practices.

Non-Bureaux Reinsurers:

All claims shall be agreed by each Reinsurer in respect of their own participation.

CLAIMS ADMINISTRATION:

Lloyd’s Reinsurers:

Willis Re Inc and Reinsurers agree that any claims hereunder (including any claims related costs/fees) that are in scope and supported by Electronic Claims File (ECF) may be notified and administered via the Electronic Claims File (ECF) system with any payment(s) processed via CLASS.

Lloyd’s Reinsurers authorise Xchanging Claims Services to waive the deferred settlement system in the event of presentation of settlement request with first advice.

IUA Company Reinsurers:

All IUA Company Reinsurers agree to respond to claims via CLASS (unless otherwise specified here).

Willis Re Inc and Reinsurers agree that any claims hereunder (including any claims related costs/fees) that are in scope and supported by Electronic Claims File (ECF) may be notified and administered via the Electronic Claims File (ECF) system with any payment(s) processed via CLASS.

Non-Bureaux Reinsurers:

Each Reinsurer agrees to receive all claims via Broker visit, email, repositories, facsimile or letter.

UMR Reinsured	:B135711343N16 :Illinois Casualty Company (A Mutual Insurance Company)
Type	:Casualty Clash Excess of Loss

CONTRACT ADMINISTRATION AND ADVISORY SECTIONS

SUBSCRIPTION AGREEMENT

RULES AND EXTENT OF ANY OTHER DELEGATED CLAIMS AUTHORITY:	None, unless otherwise specified.

SETTLEMENT DUE DATE:	28th February, 2016

INSTALLMENT PREMIUM PERIOD OF CREDIT:	30 days. 435 /s/ LB - 11/12/15

ADJUSTMENT PREMIUM PERIOD OF CREDIT:	90 days.

BUREAUX ARRANGEMENTS:

Processing Documents:

Xchanging Ins-sure Services (XIS) are authorised to accept Additional Premium, Return Premium, Premium Adjustment and Profit Commission figures, where applicable, without certification or production of letters or other documents and enter in accordance with the figures shown thereon, without Reinsurers agreement.

Reinsurers agree to the use of a copy (including a photocopy) or duplicate of the applicable Slip or Wording for the collection and taking down of Additional Premium(s), Return Premium(s), Premium Adjustment(s) and Profit Commission(s).

Presentation of premium documentation to XIS by the Settlement Due Date(s) is deemed to be in compliance with the payment provisions.

Reinsurers agree that Willis Re Inc. may pay de-linked premiums for this Agreement at different times.

Annual Re-Signing

To be re-signed annually by Lloyds Underwriters and XIS Company Reinsurers hereon.

Yes __/__ No _435_

UMR Reinsured	:B135711343N16 :Illinois Casualty Company (A Mutual Insurance Company)
Type	:Casualty Clash Excess of Loss

CONTRACT ADMINISTRATION AND ADVISORY SECTIONS

SUBSCRIPTION AGREEMENT

Premium Processing Clause – LSW 3003 (14/12/09) – amended

Where the premium is to be paid through Xchanging Ins-sure Services (XIS), payment to Reinsurers will be deemed to occur on the day that a delinked premium is released for settlement by the Appointed Broker or in the case of non-delinked premiums, on the day that the error-free Premium Advice Note (PAN) is submitted to XIS.

Where premiums are to be paid by instalments under the Deferred Account Scheme, and the Appointed Broker does not receive the premium in time to comply with the agreed settlement date for the second or subsequent instalment, the Appointed Broker, if electing to suspend the automatic debiting of the relevant deferred instalment, shall advise the Slip Leader in writing and instruct XIS accordingly. XIS shall then notify Reinsurers.

Nothing in this clause shall be construed to override the teens of any Premium Payment Warranty or Clause or any Termination or Cancellation provision contained in this contract. Furthermore, any amendment to the Settlement Due Date of a premium instalment as a result of the operation of this Premium Processing Clause shall not amend the date that such instalment is deemed to be due for the purposes of such Premium Payment Warranty or Clause or Termination or Cancellation provision unless (Re)Insurers expressly agree otherwise.

Appointed Broker: Willis Re Inc
LSW 3003 14/12/09 (amended)

If the Settlement Due Date falls on a Saturday, a Sunday or a Bank Holiday, it is agreed that the Settlement Due Date shall be changed to the first following working day.

XIS are authorised to:

• sign policies in multiple copies

UMR Reinsured	:B135711343N16 :Illinois Casualty Company (A Mutual Insurance Company)
Type	:Casualty Clash Excess of Loss

CONTRACT ADMINISTRATION AND ADVISORY SECTIONS

SUBSCRIPTION AGREEMENT

PAYMENT ADMINISTRATION CLAUSE:

Willis Limited is hereby recognized as the correspondent intermediary negotiating this Contract in respect of the Reinsurers identified on the Written Lines Pages attached hereto and through whom all communications relating thereto shall be transmitted to the Company or the aforementioned Reinsurers. However, all payments passing between the Company and the Reinsurer pursuant to this Contract shall be made not to or via Willis Limited, but always to the designated accounts of Willis Re Inc. Further, there shall be no set-off of any amounts due between Willis Limited and the Reinsurer insofar as such amounts are due to be paid pursuant to this Contract, as such set-off shall not constitute valid payment under this Contract. In the event that payments are made to Willis Limited in contravention of this clause, such payments shall not constitute payment either to the Reinsurer or to the Company and shall be returned to the payer.

UMR Reinsured	:B135711343N16 :Illinois Casualty Company (A Mutual Insurance Company)
Type	:Casualty Clash Excess of Loss

CONTRACT ADMINISTRATION AND ADVISORY SECTIONS

FISCAL AND REGULATORY

TAXES PAYABLE BY REINSURER(S):	1% Federal Excise Tax where applicable or as statutorily required.

COUNTRY OF ORIGIN	USA

OVERSEAS BROKER	Direct Reinsured

U.S. CLASSIFICATION	U.S. Reinsurance

NAIC CODES:	15571

ALLOCATION OF PREMIUM TO CODING:	100% XF 435 /s/ LB - 11/12/15

REGULATORY CLIENT CLASSIFICATION:	Reinsurance

FATCA INFORMATION:

LMA9107 (29/04/15) – amended

Information regarding Lloyd’s Syndicates compliance with the Foreign Account Tax Compliance Act (“FATCA”) is available from the Lloyd’s website http://www.lloyds.com/the-market/operating-at-lloyds/tax-department/foreign-account-tax-compliance-act-fatca

It is understood and agreed that the provision of this information is sufficient for the purposes of any obligation in this (re)insurance for Lloyd’s syndicates to provide FATCA required documentation.

UMR Reinsured	:B135711343N16 :Illinois Casualty Company (A Mutual Insurance Company)
Type	:Casualty Clash Excess of Loss

BROKER REMUNERATION AND DEDUCTIONS

FEE PAYABLE BY REINSURED / CLIENT?	No

TOTAL BROKERAGE:	15% (Nil on Reinstatement) /s/ LB - 11/12/15

OTHER DEDUCTIONS FROM PREMIUM:	None

UMR Reinsured	:B135711343N16 :Illinois Casualty Company (A Mutual Insurance Company)
Type	:Casualty Clash Excess of Loss

WRITTEN LINES

B.I.P.A.R. Statement

In a co-reinsurance placement, following reinsurers may, but are not obliged to, follow the premium charged by the lead reinsurer.

Reinsurers may not seek to guarantee for themselves terms as favourable as those which others subsequently achieve during the placement.

Reinsurer and Reference:	FDY 435 – FARADAY	/s/ LB - 11/12/15

Written line(s):	25%	Ref.: BC215Q16A000

Final signed line(s):	25%

Line Condition(s):

Signed in                      this                      day of                     , 20        .

UMR Reinsured	:B135711343N16 :Illinois Casualty Company (A Mutual Insurance Company)
Type	:Casualty Clash Excess of Loss

WRITTEN LINES

B.I.P.A.R. Statement

In a co-reinsurance placement, following reinsurers may, but are not obliged to, follow the premium charged by the lead reinsurer.

Reinsurers may not seek to guarantee for themselves terms as favourable as those which others subsequently achieve during the placement.

Reinsurer and Reference:	BRIT – Global Specialty – BRT 2987

Written line(s):	20%	Ref.: BB484Q16A000

Final signed line(s):	20%

Line Condition(s):

Signed in London this 11th day of December    , 2015.

UMR Reinsured	:B135711343N16 :Illinois Casualty Company (A Mutual Insurance Company)
Type	:Casualty Clash Excess of Loss

WRITTEN LINES

B.I.P.A.R. Statement

In a co-reinsurance placement, following reinsurers may, but are not obliged to, follow the premium charged by the lead reinsurer.

Reinsurers may not seek to guarantee for themselves terms as favourable as those which others subsequently achieve during the placement.

Reinsurer and Reference:	Liberty Specialty Markets – LIB 4471	10/12/15

Written line(s):	15%	Ref.: 1221630116FC

Final signed line(s):	15%

Line Condition(s):

Signed in Lloyd’s this 10th day of December    , 2015.

UMR Reinsured	:B135711343N16 :Illinois Casualty Company (A Mutual Insurance Company)
Type	:Casualty Clash Excess of Loss

WRITTEN LINES

B.I.P.A.R. Statement

In a co-reinsurance placement, following reinsurers may, but are not obliged to, follow the premium charged by the lead reinsurer.

Reinsurers may not seek to guarantee for themselves terms as favourable as those which others subsequently achieve during the placement.

Reinsurer and Reference:	ATRIUM XFXFXEX16AXX – AUW 609	11/12/15

Written line(s):	7.5%	Ref.:

Final signed line(s):	7.5%

Line Condition(s):

Signed in                      this                      day of                     , 20        .

UMR Reinsured	:B135711343N16 :Illinois Casualty Company (A Mutual Insurance Company)
Type	:Casualty Clash Excess of Loss

WRITTEN LINES

B.I.P.A.R. Statement

In a co-reinsurance placement, following reinsurers may, but are not obliged to, follow the premium charged by the lead reinsurer.

Reinsurers may not seek to guarantee for themselves terms as favourable as those which others subsequently achieve during the placement.

Reinsurer and Reference:	SOMPO CANOPIUS RE – CNP 4444 11/12/15

Written line(s):	5%	Ref.: J18822CAA

Final signed line(s):	5%

Line Condition(s):

Signed in London this 11th day of December    , 2015.

UMR Reinsured	:B135711343N16 :Illinois Casualty Company (A Mutual Insurance Company)
Type	:Casualty Clash Excess of Loss

WRITTEN LINES

B.I.P.A.R. Statement

In a co-reinsurance placement, following reinsurers may, but are not obliged to, follow the premium charged by the lead reinsurer.

Reinsurers may not seek to guarantee for themselves terms as favourable as those which others subsequently achieve during the placement.

Reinsurer and Reference:	S.A.MEACOCK – SAM 727 9N696X6351NA	11/12/15

Written line(s):	7.5%	Ref.:

Final signed line(s):	5%

Line Condition(s):

Signed in                      this                     day of                     , 20    .

UMR Reinsured	:B135711343N16 :Illinois Casualty Company (A Mutual Insurance Company)
Type	:Casualty Clash Excess of Loss

WRITTEN LINES

B.I.P.A.R. Statement

In a co-reinsurance placement, following reinsurers may, but are not obliged to, follow the premium charged by the lead reinsurer.

Reinsurers may not seek to guarantee for themselves terms as favourable as those which others subsequently achieve during the placement.

Reinsurer and Reference:	US Casualty – Aspen Insurance UK Ltd. – A8408 XIS ASPEN – ASPEN RE

Written line(s):	10%	Ref.: U0A4FVT16A0Q

Final signed line(s):	5%

Line Condition(s):

Signed in London this 11th day of December    , 2015.

UMR Reinsured	:B135711343N16 :Illinois Casualty Company (A Mutual Insurance Company)
Type	:Casualty Clash Excess of Loss